EXHIBIT 11.1

                             APS HOLDING CORPORATION
                       (OPERATING AS DEBTOR-IN-POSSESSION)

                     COMPUTATION OF INCOME (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS      THREE MONTHS
                                                                 ENDED             ENDED
                                                             APRIL 25, 1998    APRIL 25, 1997
                                                             --------------    --------------
SHARES FOR BASIC AND DILUTED COMPUTATIONS:

Basic weighted average shares outstanding ................           13,790            13,769
Dilutive impact stock options ............................             --  *             --  *
                                                             --------------    --------------
Dilutive weighted average shares outstanding .............           13,790            13,769
                                                             ==============    ==============
NET LOSS FOR BASIC AND DILUTED COMPUTATIONS:

Loss before extraordinary item ...........................   $      (21,538)   $         (936)
Extraordinary item - charges resulting from extinguishment
  of debt, net of income taxes ...........................             --                --
                                                             --------------    --------------

     Net loss ............................................   $      (21,538)   $         (936)
                                                             ==============    ==============
BASIC NET LOSS PER SHARE:

Loss before extraordinary item ...........................   $        (1.56)   $        (0.07)
Extraordinary item - charges resulting from extinguishment
  of debt, net of income taxes ...........................             --                --
                                                             --------------    --------------
     Basic net loss per share ............................   $        (1.56)   $        (0.07)
                                                             ==============    ==============
DILUTED NET LOSS PER SHARE:

Loss before extraordinary item ...........................   $        (1.56)   $        (0.07)
Extraordinary item - charges resulting from extinguishment
  of debt, net of income taxes ...........................             --                --
                                                             --------------    --------------
     Diluted net loss per share ..........................   $        (1.56)   $        (0.07)
                                                             ==============    ==============

* Due to the anti-dilutive effect of the stock options on both basic and diluted loss per share ("LPS"), such amounts have been excluded from LPS.